Exhibit 99.1

70 E. Long Lake Rd. Bloomfield Hills, MI 48304 www.agreerealty.com

FOR IMMEDIATE RELEASE

Agree Realty Announces Record 2022 Investment Activity &

Provides Update on Capital Markets Activities

Balance Sheet Fully Funded for 2023 Investment Activity

Bloomfield Hills, MI, January 4, 2023 -- Agree Realty Corporation (NYSE: ADC) (the “Company”) today announced a summary of its record investment activity in 2022, provided an update on its portfolio as well as its fourth quarter capital markets activities.

2022 Record Investment Activity

Total real estate investment activity for 2022, inclusive of acquisition, development, and Partner Capital Solutions projects completed or currently under construction, amounted to a record of $1.71 billion. The 465 properties are net leased to industry-leading tenants, span 28 retail sectors and are located in 43 states across the country.

During the twelve months ended December 31, 2022, the Company acquired 434 retail net lease properties for total acquisition volume of approximately $1.59 billion. The acquisitions were completed at a weighted-average capitalization rate of 6.2% and had a weighted-average remaining lease term of 10.2 years. Approximately 69.4% of the annualized base rents acquired during the year were derived from investment grade retail tenants. Approximately 5.4% of annualized base rents acquired during the year were derived from ground leased assets.

Acquisition volume for the fourth quarter totaled $404.9 million at a weighted-average capitalization rate of 6.4% and had a weighted-average remaining lease term of 10.6 years. Approximately 73.2% of annualized base rents acquired were generated from investment grade retail tenants. Approximately 6.2% of annualized base rents acquired were derived from ground leased assets.

As of December 31, 2022, the Company’s portfolio generated approximately 67.8% of annualized base rents from investment grade retail tenants. Properties ground leased to tenants increased to approximately $58.1 million of annualized base rents and represented approximately 12.4% of total annualized base rents.

CEO Comments

“We are very pleased with another year of record performance and our recent capital markets activities, which prefunded our equity needs for 2023 and will allow us to opportunistically execute across all three external growth platforms,” said Joey Agree, President and Chief Executive Officer. “While not providing 2023 investment guidance at this time, our robust liquidity profile enables us to achieve investment volumes proximate to our 2022 activity while remaining within our targeted leverage range without raising additional equity. As the macro-economic environment remains uncertain, we will be opportunistic and disciplined while investing capital and remain averse to moving up the risk spectrum.”

Capital Markets Update

During the fourth quarter of 2022, the Company entered into forward sale agreements in connection with its at-the-market equity (“ATM”) program to sell an aggregate of 4,104,641 shares of common stock for anticipated net proceeds of approximately $282.9 million. Additionally, the Company settled 1,600,000 shares under existing forward sale agreements and received net proceeds of approximately $106.2 million.

At year end, the Company had 8,254,641 shares remaining to be settled under existing forward sale agreements, which are anticipated to raise net proceeds of approximately $557.4 million after deducting fees and expenses and making certain other adjustments as provided in the equity distribution agreements.

As of December 31, 2022, the Company had total liquidity of approximately $1.5 billion, which includes $900.0 million of availability under its revolving credit facility, $557.4 million of outstanding forward equity, and cash on hand.

The following table presents the Company’s outstanding forward equity offerings as of December 31, 2022:

Forward Equity Offerings	Shares Sold	Shares Settled	Shares Remaining	Net Proceeds Received	Anticipated Net Proceeds Remaining

September 2022 Forward Offering	5,750,000	1,600,000	4,150,000	$106,168,480	$274,487,640
Q4 2022 ATM Forward Offerings	4,104,641	-	4,104,641	-	$282,876,310
Total Forward Equity Offerings	9,854,641	1,600,000	8,254,641	$106,168,480	$557,363,950

About Agree Realty Corporation

Agree Realty Corporation is a publicly traded real estate investment trust that is RETHINKING RETAIL through the acquisition and development of properties net leased to industry-leading, omni-channel retail tenants. As of December 31, 2022, the Company owned and operated a portfolio of 1,839 properties, located in all 48 continental states and containing approximately 38.1 million square feet of gross leasable area. The Company’s common stock is listed on the New York Stock Exchange under the symbol “ADC”.  For additional information on the Company and RETHINKING RETAIL, please visit www.agreerealty.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about projected financial and operating results, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions.  Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information.  Although these forward-looking statements are based on good faith beliefs, reasonable assumptions and the Company’s best judgment reflecting current information, you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events. Currently, some of the most significant factors include the potential adverse effect of ongoing worldwide economic uncertainties, the current pandemic of the novel coronavirus, or COVID-19, increased inflation and interest rates on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The extent to which these conditions will impact the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in the Company’s Annual Report on Form 10-K and subsequent quarterly reports filed with the Securities and Exchange Commission (the “SEC”), as well as the risks set forth below, as being heightened as a result of the ongoing and numerous adverse impacts of the macroeconomic environment and COVID-19. Additional important factors, among others, that may cause the Company’s actual results to vary include the general deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, the Company’s continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the SEC. The forward-looking statements included in this press release are made as of the date hereof.   Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, changes in the Company’s expectations or assumptions or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.agreerealty.com.

The Company defines the “weighted-average capitalization rate” for acquisitions and dispositions as the sum of contractual fixed annual rents computed on a straight-line basis over the primary lease terms and anticipated annual net tenant recoveries, divided by the purchase and sale prices for occupied properties.

The Company defines “annualized base rent” as the annualized amount of contractual minimum rent required by tenant lease agreements as of December 31, 2022, computed on a straight-line basis. Annualized base rent is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles (“GAAP”). The Company believes annualized contractual minimum rent is useful to management, investors, and other interested parties in analyzing concentrations and leasing activity.

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Contact:

Peter Coughenour

Chief Financial Officer

Agree Realty Corporation

(248) 737-4190